INTELIMAX MEDIA INC.
PROFORMA FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
(Unaudited)

Pro Forma Balance Sheet as at March 31, 2009	PF-1
Pro Forma Statement of Operations for the Year Ended March 31, 2009	PF-2
Notes to the Pro Forma Financial Statements	PF-3

INTELIMAX MEDIA INC.
PRO FORMA BALANCE SHEET
AS AT MARCH 31, 2009
(Expressed in Canadian dollars)
(Unaudited)

	Intelimax As at March 31, 2009			Cicero As at March 31, 2009		Pro Forma Adjustments (Note 3)		Pro Forma Balance Sheet
	$		$			$		$
ASSETS

CURRENT
Cash and cash equivalents		17,888		848	(a)		44,145		62,881
Accounts receivable		2,695		15			–		2,710
Prepaid expenses		10,055		–			–		10,055
		30,638		863			44,145		75,646

PROPERTY, PLANT AND EQUIPMENT		15,392		–			–		15,392
WEBSITE DEVELOPMENT COSTS		309,370		–			–		309,370
GOODWILL		–		–	(b)		27,604		–
					(c)		(27,604)
		355,400		863			44,145		400,408

LIABILITIES

CURRENT
Accounts payable		125,161		9,939			–		135,100
Accrued liabilities		37,875		–			–		37,875
Note payable		–		5,779			–		5,779
Due to related party		12,000		–			–		12,000
		175,036		15,718			–		190,754

STOCKHOLDERS’ EQUITY

COMMON STOCK		1,092,823		4	(a)		88		293
					(b)		(92)
					(b)		92
					(d)		(1,092,823)
					(d)		201

ADDITIONAL PAID-IN CAPITAL		–		105,315	(a)		44,057		1,149,424
					(b)		(149,372)
					(b)		56,802
					(d)		1,092,622

COMMON STOCK SUBSCRIBED		83,000		–			–		83,000

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE		(995,459)		(120,174)	(b)		120,174		(1,023,063)
					(c)		(27,604)
		180,364		(14,855)			44,145		209,654
		355,400		863			44,145		400,408

(See accompanying notes)

INTELIMAX MEDIA INC.
PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED MARCH 31, 2009
(Expressed in Canadian dollars)
(Unaudited)

	Intelimax Year Ended March 31, 2009			Cicero Twelve Months Ended March 31, 2009		Pro Forma Adjustments (Note 3)		Pro Forma Statement Of Operations
	$		$			$		$
REVENUE		4,096		–			–		4,096

EXPENSES
Amortization		95,372		–			–		95,372
Advertising and promotion		16,514		–			–		16,514
Consulting		40,536		–			–		40,536
Foreign exchange gain		(552)		–			–		(552)
Professional		46,614		37,561			–		84,175
Management fees		78,000		–			–		78,000
General & Administrative		61,040		16,502			–		77,542
Wages and benefits		111,818		–			–		111,818
Total Expenses		449,342		54,063			–		503,405
Net Loss Before Other Items		(445,246)		(54,063)			–		(499,309)

Other Income (Expense)
Interest Income		525		–			–		525
Impairment loss on goodwill		–		–	(c)		27,604		27,604

NET LOSS		(444,721)		(54,063)			27,604		(526,388)

Pro forma loss per share (Note 5)

LOSS PER SHARE – Basic and diluted		(0.03)		(0.16)					(0.02)

(See accompanying notes)

INTELIMAX MEDIA INC.
Notes to Pro Forma Financial Statements
(Expressed in Canadian dollars)
(Unaudited)

1.    Basis of Presentation

Pursuant to an amalgamation agreement dated March 31, 2009, Intelimax Media Inc. (“Intelimax”) will merge with Cicero Resources Corp. (“Cicero”) to form a new company named Intelimax Media Inc. (“Amalco”).  Pursuant to the agreement, each Cicero and Intelimax shareholder will receive one common share of Amalco in exchange for each common share outstanding.  The shareholders of Cicero will hold 7,340,040 common shares of Amalco, and the shareholders of Intelimax will hold 15,929,157 common shares of Amalco.  See Note 2.

These unaudited pro forma financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in Canadian dollars.  These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of Intelimax and Cicero.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma balance sheet combining the audited balance sheet of Intelimax as at March 31, 2009 with the unaudited balance sheet of Cicero as at March 31, 2009, giving effect to the transaction as if it occurred on March 31, 2009; and

(b) an unaudited pro forma statement of operations combining the audited annual statement of operations of Intelimax for the year ended March 31, 2009 with the unaudited interim statement of operations of Cicero for the twelve month period ended March 31, 2009, giving effect to the transaction as if it occurred on April 1, 2008.  In the preparation of the unaudited pro forma statement of operations for the twelve months ended March 31, 2009, the results of Cicero have been obtained from the statement of operations for the year ended December 31, 2008, less the statement of operations for the three month period ended March 31, 2008, plus the statement of operations for the three month period ended March 31, 2009.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of Intelimax for the year ended March 31, 2009. Based on the review of the accounting policies of Cicero, it is Intelimax management’s opinion that there are no material accounting differences between the accounting policies of Intelimax and Cicero. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Intelimax.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with United States GAAP applied on a basis consistent with Intelimax ’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of Intelimax which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future.

2.    Business Acquisition

By an Amalgamation Agreement dated March 31, 2009, Intelimax agreed to merge with Cicero.  Pursuant to the agreement, each one post-split issued and outstanding share of common stock of Cicero (7,340,040 shares) will be exchanged for one common share of the amalgamated company (“Amalco”) and each one issued and outstanding common share of Intelimax (15,929,157 shares) will be exchanged for one common share of Amalco. Intelimax is a private operating company, and Cicero is an inactive shell public company. The merger is accounted for as a “reverse merger” using the purchase method of accounting, with the former shareholders of Intelimax controlling 68% of the issued and outstanding common shares of Amalco after the closing of the amalgamation transaction. Accordingly, Intelimax is deemed to be the acquirer for accounting purposes.

INTELIMAX MEDIA INC.
Notes to Pro Forma Financial Statements
(Expressed in Canadian dollars)
(Unaudited)

2.    Business Acquisition (continued)

The Amalco common shares to be issued to the Cicero shareholders were determined to have a fair value of $56,894. The preliminary allocation of the purchase price is summarized in the table below and is subject to change.

$
Purchase price

7,340,040 Amalco common shares	56,894

Fair value of Cicero net assets to be acquired

Cash and cash equivalents	44,993
Accounts receivable	15
Accounts payable	(9,939)
Accrued liabilities	(5,779)
Goodwill	27,604

56,894

After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the fair values of Cicero’s assets and liabilities as at March 31, 2009, has been allocated to goodwill.  However, as the US Securities and Exchange Commission has ruled that no goodwill can be recognized when the business combination involves a publicly held shell company and a privately held acquiree, an immediate impairment loss on goodwill of $27,604 has been recorded.

3.    Pro Forma Assumptions and Adjustments

The unaudited pro form consolidated financial statements incorporate the following pro forma assumptions:

(a)	Prior to the closing of the amalgamation, Cicero completes a private placement consisting of 7,000,000 common shares at US$0.005 per share for proceeds of $44,145 (US$35,000).

(b)
The shareholders of Cicero exchange their common shares on a 1:1 basis for common shares in Amalco. The acquisition has been accounted for using the purchase method with Intelimax identified as the acquirer and the business acquired recorded at estimated fair value. The purchase price for the amalgamation has been allocated to the acquired assets and liabilities of Cicero on a pro forma basis as described in Note 2.

(c)	An immediate impairment of goodwill has been recognized.

(d)	The shareholders of Intelimax exchange their common shares on a 1:1 basis for common shares in Amalco.

INTELIMAX MEDIA INC.
Notes to Pro Forma Financial Statements
(Expressed in Canadian dollars)
(Unaudited)

4.    Pro Forma Share Capital:

Pro forma share capital as at March 31, 2009 has been determined as follows:

	Number of shares	Par Value	Additional Paid-in Capital
		$	$

Amalco common shares issued to Intelimax shareholders	15,929,157	201	1,092,622
Amalco common shares issued to Cicero shareholders	7,340,040	92	56,802

Pro forma balance	23,269,197	293	1,149,424

5.    Pro Forma Loss Per Share:

Pro forma basic and diluted loss per share for the year ended March 31, 2009, has been calculated based on the number of Amalco shares issued to the Intelimax shareholders and Cicero shareholders and assuming to be issued effective April 1, 2008.

Year ended March 31, 2009

Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to shareholders	$(526,388)

Denominator:
Amalco common shares issued to Intelimax shareholders	15,929,157
Amalco common shares issued to Cicero shareholders	7,340,040
Pro forma weighted average shares outstanding	23,269,197

Basic and Diluted pro forma loss per share	$(0.02)